Exhibit 99.1

The following risk factors were originally included in Item 1A of Catalyst Health Solutions, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2011 filed with the Securities and Exchange Commission on February 24, 2012, and SXC Health Solutions Corp. is reproducing them without revision herein. As a result, references in this Exhibit 99.1 to “we,” “our,” “us,” or the “Company” refer to Catalyst Health Solutions, Inc. and its subsidiaries, except as the context otherwise requires.

Risk Factors Related To Catalyst Health Solutions, Inc.’s Business

The enactment and implementation of health care reforms could have a materially adverse effect on the manner in which we operate our business and affect our results of operations, financial position and cash flows.

In March 2010, the Patient Protection and Affordable Care Act, and a reconciliation measure, the Health Care and Education Reconciliation Act of 2010, were signed into law. These statutes, collectively known as the ACA, require significant changes in the manner in which health insurance coverage is administered and made available in the United States, including applicable pharmacy benefits. The ACA contains PBM transparency provisions that require PBMs like us to report a variety of financial information to the federal government, including pricing, rebate, and discount information, which will be made publicly available by the federal government. While we have historically operated our business in a transparent manner with respect to our clients, there can be no assurance that the public availability of commercial financial information from all PBMs will not adversely alter the discounts, rebates, and fees that PBMs including us can negotiate in the commercial marketplace.

Beyond the provisions directly applicable to PBMs, the ACA contains broad provisions designed to alter the structure of the market for health insurance, and changes in the health insurance market as a whole will impact the market for our pharmacy benefit management services. The ACA defines qualifying health benefits packages, including applicable prescription drug coverage, to be offered by employers or to be obtained by individuals through insurance exchanges. The ACA also contains a variety of requirements applicable to health insurers and pharmaceutical manufacturers, including the elimination of pre-existing condition exclusions and annual and lifetime maximum limits, restrictions on the extent to which policies can be rescinded, establishment of minimum medical loss ratios, the imposition of new and significant taxes on health insurers and health care benefits, rate increase disclosure and review requirements for individual and small group market coverage, and annual fees payable by pharmaceutical manufacturers on brand drugs.

Many provisions of the ACA become effective at various dates through 2014, and the impact of the ACA remains uncertain pending promulgation of applicable regulations and implementation of the ACA by health insurers, healthcare providers, pharmaceutical manufacturers, and federal and state authorities. Further, the Supreme Court is scheduled to hear challenges to the constitutionality of the ACA’s minimum essential coverage requirement (otherwise known as the “individual mandate”) and Medicaid expansion, and will also be hearing arguments on “severability” which if the individual mandate is found unconstitutional could result in other provisions of the ACA or the entire law being struck. Although we have implemented many programs to assist our clients in meeting their obligations under the ACA, there can be no assurance that the new regulations and implementation of the ACA, and the results of the pending Supreme Court decision, will not disrupt the market for our PBM services over the next several years, including through our clients reducing or delaying the purchase of PBM services, clients seeking to reduce administrative fees and expenses paid to PBMs, and manufacturers reducing rebates or reducing supplies of certain products. Such market disruptions could have a material adverse effect on our business, results of operations, financial condition, or cash flows.

Competition in our industry is intense and could reduce or eliminate our profitability.

The PBM industry is very competitive. PBM companies compete primarily on the basis of price, service, reporting capabilities and clinical services. If we do not compete effectively, our business, results of operations, financial condition or cash flows could suffer. In addition, the competition for new clients or renewing clients could require us to reduce pricing levels, in turn significantly adversely impacting marginal profitability and overall operating margins. The industry is highly consolidated and dominated by a few large, profitable, well-established companies with significant financial and marketing resources, purchasing power and other competitive advantages that we do not have. Scale is a particularly important factor in negotiating prices with pharmacies and drug manufacturers. A limited number of large firms, particularly the combined Medco Health Solutions, Inc., and Express Scripts, Inc., if the proposed merger between those companies occurs, as well as CVS/Caremark Rx, Inc., have an aggregate market share of approximately 70% of prescription volume. Our competitors also include drug retailers, physician practice management companies, and insurance companies/health maintenance organizations. Some of our services, such as disease management services, informed decision counseling services and medical information management services, also compete with those being offered by pharmaceutical manufacturers, specialized disease management companies, and information service providers. We may also experience competition from other sources in the future.

We are dependent on a group of key customers, and if we lose key clients as a result of competitive bidding for contracts or contract renewals, consolidation of clients or otherwise, our business, profitability, and growth prospects could suffer.

We depend on a group of clients for a significant portion of our revenue. Our top twenty clients generated approximately 67% of our revenue for the year ended December 31, 2011, including approximately 16% from Independence Blue Cross and approximately 10% from Wellmark Blue Cross Blue Shield of Iowa. Our agreement with Independence Blue Cross is scheduled to terminate in 2020, and our agreement with Wellmark Blue Cross Blue Shield is scheduled to terminates in 2017, subject in both cases to the client’s right to terminate earlier for breach or if we are unable to provide competitive pricing. The State of Maryland, which constituted approximately 7% of our 2011 revenue, informed us on February 8, 2012 that it would be terminating its agreement with us effective as of May 15, 2012, which had been extended beyond its original termination date of June 30, 2011 because of a bid protest process. The clients comprising our top twenty clients may change periodically, based on volume, acquisitions, and other factors.

Substantially all of our contracts with our clients are entered into for a specific term, generally three years, and as a result, on average at any time, one-third of our revenue for the preceding twelve months is attributable to agreements that are up for renewal and re-bid over the upcoming twelve months. In addition, substantially all of our contracts with our clients are subject to early termination if either party breaches the agreement. As contracts with our clients approach their termination date, our clients either seek to extend the agreement with us for a specified period, or seek competitive bids from us and other providers for a new agreement. Competitive bidding requires costly and time-consuming efforts and, even after we have won such bidding processes, we can expend significant time and effort in proceedings or litigation contesting the adequacy or fairness of these bidding processes. Historically, we have successfully retained the business of more than 90% of our clients who had contracts scheduled to expire at the beginning of a calendar year or with whom we entered into a competitive re-bid during a calendar year. There can be no assurance, however, that we will successfully extend expiring agreements with our clients, that we will win any competitive bid to renew such agreements, or that we will be able to improve or maintain our historic retention rate of existing business. Our business, financial condition, results of operations, or cash flows could be materially adversely affected if we fail to extend or win competitive renewals with a significant number of our top clients.

In addition, over the past several years, self-funded employers, TPAs, and other managed care companies have experienced significant consolidation. Consolidations generally reduce the number of clients who may need our services, and can result in our clients being acquired by companies that may not renew, and in some instances may terminate, the acquired client’s contract with us. If a significant number of our key clients are acquired by, or acquires, companies with which we do not have contracts, or if the financial condition of a significant number of our key clients otherwise deteriorates, our business, financial condition or results of operations could be materially adversely affected.

If we lose pharmacy network affiliations, our business, results of operations, financial condition and cash flows could suffer.

Our operations are dependent to a significant extent on our ability to obtain discounts on prescription purchases from retail pharmacies that can be utilized by our clients and their members. Our contracts with retail pharmacies, which are non-exclusive, are generally terminable by either party on short notice. If one or more of our top pharmacy chains elects to terminate its relationship with us, or if we are only able to continue our relationship on terms less favorable to us, access to retail pharmacies by our clients and their health plan members, and consequently our business, results of operations, financial condition or cash flows could suffer. In addition, several large retail pharmacy chains either own or have strategic alliances with PBMs or could attempt to acquire or enter into these kinds of relationships in the future. Ownership of, or alliances with, PBMs by retail pharmacy chains, particularly large pharmacy chains, could have material adverse effects on our relationships with those retail pharmacy chains, particularly the discounts they are willing to make available, and on our business, results of operations, financial condition and cash flows.

Our business process and technology infrastructure improvements, including associated data and/or client migrations, and information technology systems upgrades, may not be successfully or timely implemented or may fail to operate as designed and intended, causing the Company’s performance to suffer.

We rely on information technology to enhance the efficiency and effectiveness of our operations, to process, transmit, store, access and protect electronic information, to interface with our customers and suppliers, and to record and process financial transactions accurately. We have embarked on an initiative to substantially optimize and develop our information technology systems and platforms in 2012 and beyond. This initiative includes the implementation of a variety of new IT systems, upgrades to existing systems, and decommissioning of unnecessary or less efficient systems. We can offer no assurances that these IT system investments will deliver the expected benefits, that we will successfully or timely implement these systems, or that we will not experience significant disruptions to our business as we implement these IT investments. Any such failures could harm our reputation and result in the loss of customers, and the costs of implementing these IT investments may exceed current expectations. Failure to implement our anticipated IT systems investments as planned could have a material adverse impact on our business, financial condition and results of operations.

If we lose relationships with one or more key pharmaceutical manufacturers or rebate intermediaries, or if rebate payments we receive from pharmaceutical manufacturers or intermediaries decline, our business, results of operations, financial condition and cash flows could suffer.

We receive rebates from rebate intermediaries and numerous pharmaceutical manufacturers based on the use of selected drugs by members of health plans sponsored by our clients, as well as fees for other programs and services. We believe our business, results of operations, financial condition and cash flows could suffer if:

•	we lose relationships with one or more key pharmaceutical manufacturers or rebate intermediaries;

•	we are unable to finalize rebate contracts with one or more key pharmaceutical manufacturers for 2012 or are unable to negotiate interim arrangements;

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rebates decline due to the failure of our health plan sponsors to meet market share or other thresholds, or due to the failure of rebate intermediaries to meet thresholds imposed on them by pharmaceutical manufacturers;

•	legal restrictions are imposed on the ability of pharmaceutical manufacturers or rebate intermediaries to offer rebates or purchase our programs or services;

•	pharmaceutical manufacturers choose not to offer rebates or purchase our programs or services or those of rebate intermediaries with whom we have arrangements; or

•	rebates decline due to contract branded products losing their patents.

Over the next few years, as patents expire covering many brand name drugs that currently have a substantial market share, generic products will be introduced that may substantially reduce the market share of these brand name drugs. Historically, manufacturers of generic drugs have not offered formulary rebates on their drugs. Our profitability could be adversely affected if the use of newly approved, brand name drugs added to formularies does not offset any decline in use of brand name drugs whose patents expire.

Changes in industry pricing benchmarks could adversely affect our financial performance.

Contracts in the prescription drug industry, including our contracts with our retail pharmacy networks and with our PBM clients, as well as our mail order pharmacy reimbursement rates, generally use certain published benchmarks to establish pricing for prescription drugs. These benchmarks include AWP, AMP, and Wholesale Acquisition Cost, or WAC. Most of our contracts utilize the AWP standard. Recent events, including First DataBank’s decision to discontinue publishing AWP, have raised uncertainties as to whether payors, pharmacy providers, PBMs and others in the prescription drug industry will continue to utilize AWP as it has previously been calculated or whether other pricing benchmarks will be adopted for establishing prices within the industry.

Additionally, CMS regulations regarding the Medicaid AMP calculation could potentially impact our ability to negotiate rebates and discounts, as well as our retail pharmacy network and mail order pricing and PBM client contracts. Because we are awaiting revised final regulations and updated guidance from CMS, we are unable to predict whether and to what extent the updated CMS AMP regulation will impact our business. Thus far, our business has not been materially adversely affected by the AMP regulations.

These matters are discussed in detail under “Business—Government Regulation – Combined Federal and State Laws, Regulations and Other Standards Affecting Our Business — Legislation and Litigation Affecting Drug Prices,” above. We believe that payors, pharmacy providers, and PBMs are in the process of evaluating other pricing benchmarks as the basis for contracting for prescription drugs and benefit management services in the future.

Due to these and other uncertainties, we can give no assurance that the long term impact of changes to industry pricing benchmarks will not have a material adverse effect on our financial performance, results of operations, financial condition or cash flows in future periods.

If our business continues to grow rapidly and we are unable to manage this growth, our business, results of operations, financial condition and cash flows could suffer.

Our business has grown rapidly since 2000, in part due to acquisitions, with total annual PBM revenue increasing from $4.9 million in 2000 to $5.3 billion in 2011. Our business strategy is to continue to seek to expand our operations, including through possible acquisitions. If we are unable to finance continued growth, manage future expansion or hire and retain the personnel needed to manage our business successfully, then our business, results of operations, financial condition and cash flows could be adversely affected. Our growth in operations has placed significant demands on our management and other resources, which is likely to continue. Our future success will depend, in part, on our ability to continue to attract, retain and motivate highly skilled and motivated employees.

If we are unable to manage potential problems and risks related to our recent acquisition of Catalyst Rx Health Initiatives, Inc. (formerly known as Walgreens Health Initiatives, Inc.) or future acquisitions, our business, results of operations, financial condition and cash flows could suffer.

Part of our growth strategy includes making acquisitions involving new markets and complementary products, services, technologies and businesses, including our recent acquisition of Catalyst Rx Health Initiatives, Inc. (“CHII”) in June 2011. We may not be able to successfully integrate CHII into our business as quickly as anticipated, or at all, and we may not realize anticipated cost savings or benefits on the expected timetable or at all. If we are unable to overcome the potential problems and inherent risks related to such acquisitions, our business, results of operations, financial condition and cash flows could suffer. Our ability to continue to expand successfully through acquisitions depends on many factors, including our ability to identify acquisition prospects and negotiate and close transactions. Even if we complete future acquisitions:

•	we may not be successful in retaining customers of the acquired company;

•	we could fail to successfully integrate the operations, services and products of an acquired company;

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there could be inconsistencies in standards, controls, procedures and policies among the companies being combined or assimilated which would make it more difficult to implement and harmonize company-wide financial reporting, accounting, billing, information technology and other systems;

•	we may experience difficulties maintaining the quality of products and services that acquired companies have historically provided;

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we could be required to amortize the identifiable intangible assets of an acquired business, which will reduce our net income in the years following its acquisition, and we also would be required to reduce our net income in future years if we were to experience an impairment of goodwill or other intangible assets attributable to an acquisition;

•	we could be exposed to unanticipated liabilities of acquired businesses;

•	our management’s attention could be diverted from other business concerns; and

•	we could lose key employees or customers of the acquired business.

There are risks associated with integrating and operating newly acquired businesses. We can give no assurance that if we do acquire any new business organizations in the future, we will successfully operate and integrate them or that we will achieve the expected operating synergies or other anticipated benefits from the acquisitions. Many companies compete for acquisition opportunities in the PBM industry. Most of our competitors are companies that have significantly greater financial and management resources than we do. This may reduce the likelihood that we will be successful in completing acquisitions necessary to the future success of our business.

We will continue to incur significant transaction and integration costs in connection with the acquisition of Catalyst Rx Health Initiatives, Inc. (“CHII”)

We will continue to incur significant costs in connection with the acquisition of CHII, which was completed in June 2011. The substantial majority of these costs will be non-recurring expenses related to the acquisition, facilities, and systems consolidation costs. We may incur additional costs to maintain employee morale and to retain key employees. We will also incur substantial transaction fees and costs related to formulating integration plans. Although we expect that the elimination of duplicative costs, as well as the realization of other efficiencies related to the integration of the businesses, should allow us to more than offset incremental transaction and acquisition-related costs over time, this net benefit may not be achieved in the near term, or at all.

Our level of indebtedness could adversely affect our ability to grow our business, our credit ratings and profile, and the covenants and restrictions in our credit facilities could adversely affect our business, financial condition, and results of operations.

We may incur substantial indebtedness under our credit facilities, particularly to fund future acquisitions, and our level of indebtedness could adversely affect our financial condition. In such an event, we would be required to devote a portion of our cash flows from operating activities to service our indebtedness, and such cash flows would therefore not be available for other corporate purposes. We have $140.6 million outstanding under our term loan facility and $130.0 million outstanding under our revolving credit facility. We have the ability under our credit facilities to draw up to $400.0 million on our revolver, and an additional $100.0 million of term loan or revolving loan debt if certain conditions are satisfied under our credit facilities (including the agreement of current or new lenders to extend additional credit to us). We may also seek additional debt financing to fund part of our growth strategy of making acquisitions. Our level of indebtedness may:

•	adversely impact our ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions or other general corporate purposes;

•	require us to dedicate a substantial portion of our cash flow to the payment of interest on our indebtedness;

•	subject us to the risk of increased sensitivity to interest rate increases based upon variable interest rates, including our borrowings (if any) under our revolving credit facility;

•	increase the possibility of an event of default under the financial and operating covenants contained in our debt instruments; and

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limit our ability to adjust to rapidly changing market conditions, reducing our ability to withstand competitive pressures and make us more vulnerable to a downturn in general economic conditions of our business than our competitors with less debt.

The operating and financial restrictions and covenants contained in the agreements governing our outstanding and future indebtedness may limit our ability to finance future operations or capital needs, borrow additional funds for development and make certain investments. For example, our credit facilities restrict our ability to, among other things: incur additional debt or issue guarantees; incur or permit certain liens to exist; make certain investments, acquisitions or other restricted payments; modify our organizational documents; dispose of assets; engage in certain types of transactions with affiliates; and merge, consolidate or transfer all or substantially all of our assets.

If we are unable to generate sufficient cash flow from operations in the future to service our debt obligations, we may be required to refinance all or a portion of our existing debt facilities, or to obtain additional financing and facilities. However, we may not be able to obtain any such refinancing or additional facilities on favorable terms or at all.

If we become subject to liability claims that are not covered by our insurance policies, we may be liable for damages and other expenses that could have a material adverse effect on our business, results of operations, financial condition or cash flows.

Various aspects of our business may subject us to litigation and liability for damages. These include, but are not limited to, the performance of PBM services, the alleged filing of false claims, the operation of our call centers and Web site, and the potential for dispensing errors in the operation of our mail order pharmacies. A successful product or professional liability or other type of claim in excess of or subject to exclusion by our insurance coverage where we are required to pay damages, incur legal costs or face negative publicity could have a material adverse effect on our business, results of operations, financial condition or cash flows, our business reputation and our ability to attract and retain clients, network pharmacies, and employees. While we intend to maintain professional and general liability insurance coverage at all times, we cannot provide assurances that we will be able to maintain insurance in the future, that insurance will be available on acceptable terms, or that insurance will be adequate to cover any or all damages associated with potential product, professional liability, or other types of claims.

We are dependent on key information technology systems provided by third parties, including our point of sale information system and transaction processing system, disruption of which could have a material adverse effect on our business, results of operations, financial condition or cash flows.

Our company utilizes a number of key information technology systems to operate including, but not limited to, our point of sale transaction processing system, our data warehouse, our benefit plan design and reporting systems, our member services support systems, and our billing and payment processing systems. Several of these applications are licensed to us by software providers and maintained directly by us, and other systems are hosted and maintained by third party providers. In particular, our operations utilize electronic networks connecting over 65,000 retail pharmacies to process third-party claims provided by two third-party adjudication vendors. Because claims are adjudicated in real time, systems availability and reliability are critical to meeting customers’ service expectations. Any interruption in real time service, either through systems availability or telecommunications disruptions, can significantly damage the quality of service we provide. Our PBM services also depend on third-party proprietary software to deliver timely and accurate plan design updates, make payments to pharmacies and vendors, deliver detailed and customized utilization reporting, support mobile applications, and provide medication therapy management tools, and facilitate a number of other key functions. We do not have redundant or back-up systems for such IT systems, and there can be no assurance that we will not experience business interruptions arising from failures in our IT systems, corruption of data, contract disputes, telecommunications failures, cyber security attacks, decisions by third party providers to limit or discontinue providing services to us, or other events disrupting our access to, or the operation of, our IT systems.

A cyber security incident could cause a violation of HIPAA, breach of member privacy, or other negative impacts.

A cyber-attack that bypasses our information technology, or IT, security systems causing an IT security breach, loss of protected health information, or PHI, or other data subject to privacy laws, loss of proprietary business information, or a material disruption of our IT business systems resulting in a material adverse business impact on our business and results of operations. In addition, our future results could be adversely affected due to the theft, destruction, loss, misappropriation or release of PHI, other confidential data or proprietary business information, operational or business delays resulting from the disruption of IT systems and subsequent clean-up and mitigation activities, negative publicity resulting in reputation or brand damage with clients, members, or industry peers, or regulatory action taken as a result of such incident.

The failure by our health plan clients to pay for prescription claims or a delay in payment of those claims could have a material adverse effect on our business, results of operations, financial condition or cash flows.

Our contracts with retail pharmacies which participate in our network generally obligate us to make payments for prescription claims even if we are not reimbursed by our clients. If our clients delay their reimbursement payments or fail to make payments for prescription claims, it could have a material adverse effect on our business, results of operations, financial condition or cash flows.

If we fail to comply with complex and rapidly evolving laws and regulations, we could suffer civil and/or criminal penalties, lose clients, be required to pay substantial damages and make significant changes to our operations.

During the past several years, the United States health care industry has been subject to an increase in governmental regulation at both the federal and state levels. We are subject to numerous federal and state regulations. If we fail to comply with existing or future applicable laws and regulations, we could suffer civil or criminal penalties. We must devote significant operational and managerial resources to comply with these laws and regulations. Although we believe that we substantially comply with all existing statutes and regulations applicable to our business, different interpretations and enforcement policies of these laws and regulations could subject our current practices to allegations of impropriety or illegality by various government enforcement authorities or by whistleblowers or could require us to make significant changes to our operations. In addition, we cannot predict the impact of future legislation and regulatory changes on our business or assure you that we will be able to obtain or maintain the regulatory approvals required to operate our business.

Among the legislation and government regulations that could affect us as a provider of PBM services are the regulatory matters discussed in detail in under “Business—Government Regulation,” above, specifically including Medicare Part D laws and regulation, federal laws prohibiting remuneration for referrals, federal statutes prohibiting false claims, ERISA regulation, FDA regulation, antitrust regulation, health care reform legislation, state anti-remuneration/false claims laws, state consumer protection laws, state comprehensive PBM regulation, network access legislation, state legislation affecting plan or benefit design, state regulation of financial risk plans, state discount drug card regulation, privacy and confidentiality legislation, legislation and litigation affecting drug prices, voluntary industry ethical guidelines, and future legislation or regulatory initiatives.

We are subject to potential lawsuits under ERISA and the potential liabilities associated with being found to be a fiduciary of a health plan governed by ERISA.

As a service provider to ERISA plans, we are subject to potential litigation under ERISA claims and could face potential liabilities if we are found to be acting as a fiduciary of a plan in carrying out the services for which we are under contract. While we do not believe that the general conduct of our business subjects us to the fiduciary obligations set forth by ERISA, except when we have specifically contracted with an ERISA plan sponsor to accept fiduciary responsibility and be named as a fiduciary for certain functions, recent litigation has revealed uncertainties with respect to whether, and under what circumstances, courts will find PBMs to be acting as plan fiduciaries. The potential impact of ERISA liability on our business operations is more fully described in the detailed discussion of ERISA regulation under “Business – Government Regulation-Federal Laws and Regulations Affecting Our Business - ERISA Regulation,” above.

Medicare Part D laws subject us to certain regulations and scrutiny, and additional requirements will apply to us if we successfully enter into a contract with the Center for Medicare and Medicaid Services, or CMS, for the delivery of Employer Group Waiver Plan services beginning in 2013.

The Medicare Part D program is continuing to evolve, and there are still many uncertainties presented by the program, which is one of the reasons we have opted not to directly sponsor a PDP. However, we do contract with Medicare Part D Plans, as described under “Business—Government Regulation,” above. In the limited capacity of a subcontractor and as a mail service provider, we are indirectly subject to certain regulatory requirements, as more fully described in the detailed discussion of Medicare Part D Laws and Regulations and its potential implications under “Business—Government Regulation,” above.

A key element of our retiree strategy is the development of a Medicare Part D Employer Group Waiver Plan, or EGWP, offering for the 2013 plan year. We have applied to the Center for Medicare and Medicaid Services, or CMS, for a contract to deliver an EGWP in 2013, but there can be no assurance that we will meet all of the regulatory requirements for obtaining a CMS contract or that CMS will enter into a contract with us that would permit us to deliver an EGWP solution to our clients. If we are not successful in obtaining the ability to deliver an EGWP offering, would experience increased attrition in our client base, and we may not be successful in winning new business. In addition, the development of an EGWP offering will require substantial investments in the personnel and technology necessary to administer the program, and there can be no assurance that we will successfully deploy or operate an EGWP solution even if we enter into the required CMS contract.

Additionally, we will become subject to complex contractual and regulatory compliance requirements associated with delivering an EGWP solution, including both Medicare Part D requirements and applicable state insurance operating, financial, and reporting requirements. We could incur substantial monetary penalties, applicable sanctions, or remediation expenses should we be determined not to have complied with any such requirements, including suspension of enrollment and marketing or debarment from participation in Medicare programs.

We face significant competition in attracting and retaining talented employees.

We believe that our ability to retain an experienced workforce and our ability to hire additional qualified employees is essential to meet current and future goals and objectives. However, there is no guarantee that we will be able to attract and retain such employees. An inability to retain existing employees or attract additional employees could have a material adverse effect on our business, results of operations, financial condition and cash flows.